UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2024

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NIXXY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Farmington Avenue, Suite 252

Bristol, CT 06010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	NIXX	NASDAQ Capital Market
Common Stock Purchase Warrants	NIXXW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

(b) On November 1, 2024, effective immediately, Miles Jennings resigned from his position as Chief Financial Officer of Nixxy, Inc. (the "Company").  Mr. Jennings’s resignation was not due to any disagreement with the Company. Mr. Jennings will serve as Managing Director of the Company's subsidiary, Recruiter.com Recruiting Solutions, LLC.

Appointment of Chief Financial Officer

(d) On November 1, 2024, effective immediately, the Company appointed Xuqiang (Adam) Yang, 42, to serve as the Company’s Chief Financial Officer.

Mr. Yang has several years of experience of financial reporting, including serving as the chief financial officer other public companies. Since November 2023, he has served as Chief Financial Officer at SMC Corp. Mr. Yang has also served as Controller of ADvantage Therapeutics Inc. since October 2023. From October 2022 to October 2023, Mr. Yang was a Senior Associate at Salberg & Company P.A. From October 2021 to October 2022, Mr. Yang served as the Accounting Lead at Nation Motor Club, LLC d/b/a Nation Safe Drivers, NIU of Florida, Inc. From June 2020 to October 2021, he served the Controller of Headline Solar LLC Mr. Yang was a Tax Accountant at Office Depot, LLC from June 2019 to June 2020. From June 2017 through June 2019, Mr. Yang worked as an Analyst at Envision Physician Services. Mr. Yang received his bachelor’s degree in accounting from Florida Atlantic University. Mr. Yang is also a Certified Public Accountant.

 In connection with his appointment as the Company’s Chief Financial Officer, Mr. Yang will receive a fixed monthly compensation of $8,666.

There is no arrangement or understanding pursuant to which Mr. Yang was appointed as the Chief Financial Officer of the Company. There are no family relationships between Mr. Yang and any director or executive officer of the Company, and Mr. Yang has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On November 1, 2024, the Company issued a press release titled "Nixxy Details Strategic Growth, JustGot2HaveIt Acquisition Updates, and CognoGroup Spin-Off Record Date." A copy of the press release is attached as Exhibit 99.1 hereto.

The information set forth under Item 7.01 and in Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Record Date for CognoGroup Spin-off

On November 1, 2024, the Company announced that the record date for the previously announced spinoff of CognoGroup is set for November 15, 2024, with only shareholders of record eligible for the distribution of shares. The payable date for this transaction is expected in January 2025.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press release, issued on November 1, 2024
99.2	Cover Page Interactive Data File (formatted as Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nixxy, Inc.

Dated: November 4, 2024	By:	/s/ Granger Whitelaw
Granger Whitelaw
Chief Executive Officer

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